Exhibit 99.(p)(23)

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	CODE OF ETHICS

CODE OF ETHICS

Rule 204A-1

BAHL & GAYNOR, INC.

General

The Code of Ethics is predicated on the principle that B&G owes a fiduciary duty to its clients. Accordingly, B&G’s employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, B&G must:

•	Place client interests ahead of B&G’s – As a fiduciary, B&G must serve in its clients’ best interests. In other words, B&G employees may not benefit at the expense of advisory clients. This concept is particularly relevant when employees are making personal investments in securities traded by advisory clients.
•	Engage in personal investing that is in full compliance with B&G’s Code of Ethics – employees must review and abide by B&G’s Personal Securities Transaction and Insider Trading Policies.
•	Avoid taking advantage of your position – employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with B&G, or on behalf of an advisory client.
•	Maintain full compliance with the Federal Securities Laws [1] – employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act.

Any questions with respect to B&G’s Code of Ethics should be directed to the Compliance Officer and/or senior management. As discussed in greater detail below, employees must promptly report any violations of the Code of Ethics to the Compliance Officer. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

Guiding Principles & Standards of Conduct

All employees, directors, officers and partners of B&G, and consultants closely associated with the Firm, will act with competence, dignity and integrity, in an ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow employees. The following set of principles frame the professional and ethical conduct that B&G expects from its employees and consultants:

•	Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the investment profession, and other participants in the global capital markets;
•	Place the integrity of the investment profession, the interests of clients, and the interests of B&G above one’s own personal interests;
•	Adhere to the fundamental standard that you should not take inappropriate advantage of your position;
•	Avoid any actual or potential conflict of interest;
•	Conduct all personal securities transactions in a manner consistent with this policy;
•	Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;
•	Practice and encourage others to practice in a professional and ethical manner that will reflect credit on yourself and the profession;
•	Promote the integrity of, and uphold the rules governing, capital markets;

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	CODE OF ETHICS

•	Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals;
•	Comply with applicable provisions of the federal securities laws.

All supervised persons are required to complete the Code of Conduct and Regulatory Compliance Manual Acknowledgement Form; that includes the Code of Ethics. Completion of this form is required upon the commencement of employment with B&G, annually thereafter, and upon each material amendment. The employee’s signature, which is required, acknowledges and certifies that the employee has received, reviewed, understood, and shall comply, or has complied, with the contents of the Code of Conduct and Regulatory Compliance Manual including the Code of Ethics.

Amended 2014

[1]       “Federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the Commission or the Department of the Treasury.

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Personal Securities Transaction Policy

Personal Securities Transaction Policy

Employees may not purchase or sell any security in which the employee has a beneficial ownership unless the transaction occurs in an exempted security or the employee has complied with the Personal Security Transaction Policy set forth below.

The Compliance Officer shall maintain a “Restricted List” of securities that are being evaluated and updated promptly subsequent to investment meetings. The restricted list includes stocks of companies that B&G is evaluating through the due diligence process as well as companies that B&G is broadly purchasing or selling for its clients which also includes exchange traded funds and index funds. The Compliance Officer distributes the restricted list upon any updates. When a security is put on the restricted list, it will remain on the list for at least 1 week (7 days) unless otherwise noted or extended. No Employee may trade (buy or sell) in issues whose securities appear on the Restricted List.

Exempt Securities

B&G requires employers to provide periodic reports (See Reporting section below) regarding transactions and holdings in any security, as that term is defined in Section 202(a) (18) of the Advisers Act (“Reportable Security”). However, as noted in Rule 204A-1, the term Reportable Security exempts and does not include:

•	Direct obligations of the Government of the United States;
•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
•	Shares issued by money market funds;
•	Shares issued by open-end funds; and
•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

B&G employees are required to report personal transactions for all mutual funds that are being Sub-Advised by B&G.

Beneficial Ownership

Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

The following are examples of indirect pecuniary interests in securities:

•	Securities held by members of employees’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;
•	Employees’ interests as a general partner in securities held by a general or limited partnership; and
•	Employees’ interests as a manager in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

The following circumstances constitute beneficial ownership by employees of securities held by a trust:

•	Ownership of securities as a trustee where either the employee or members of the employees’ immediate family have a vested interest in the principal or income of the trust;
•	Ownership of a vested beneficial interest in a trust; and
•	An employee’s status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the employee to revoke the trust.

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Personal Securities Transaction Policy

Exempt Transactions

The following transactions are considered exempt transactions:

•	Any transaction in an account over which the employee does not have any direct or indirect influence or control. For example, presuming that such relatives do not reside in the same household as the employee, accounts of family members outside of the immediate family would not be subject to review.
•	Any transactions occurring in an account that is managed on a fully-discretionary basis by an unaffiliated money manager.
•	Purchases that are part of an automatic investment plan. [1]
•	Purchases of securities by the exercise of rights issued to holders of a class of securities on a pro-rata basis.
•	Acquisitions or dispositions of securities as a result of a stock dividend, stock split, or other corporation actions.

From time to time, the Compliance Officer may exempt certain transactions on a trade-by-trade basis.

Investments in Limited Offerings and Initial Public Offerings (“IPOs”) [2]

No employee shall acquire, directly or indirectly, any Beneficial Ownership in any limited offering or IPO without first obtaining prior approval of the Compliance Officer, in order to preclude any possibility of their profiting improperly from their positions on behalf of a Client. The Compliance Officer shall (a) obtain from the Employee full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Employee’s activities on behalf of a Client; and (b) conclude, after consultation with a portfolio manager (who has no personal interest in the issuer of the limited offering or IPO), that no Clients have any foreseeable interest in purchasing such security. A record of such approval by the Compliance Officer and the reasons supporting those decisions shall be kept as required in the Records section of this Policy. Please refer to Exhibit A for a copy of the Limited Offering and IPO Request and Reporting Form.

Reporting

In order to provide B&G with information to enable it to determine with reasonable assurance any indications of scalping, front-running or the appearance of a conflict of interest with the trading by B&G clients, each Employee shall follow the procedures described below:

Initial and Annual Holdings Reports

New B&G Employees are required to report all of their personal securities holdings not later than 10 days after the commencement of their employment (See Exhibit B for a copy of the Initial Holdings Report). The initial holdings report must be current as of a date not more than 30 days prior to the date the person becomes an Employee.

Existing Employees are required to provide B&G with a complete list of securities holdings on an annual basis, or on or before February 14th (as determined by B&G) of each year. The report shall be current as of December 31st, which is a date no more than 30 days prior to the final date the report is due to be submitted. (See Exhibit C for a copy of the Annual Holdings Report).

Each holdings report (both the initial and annual) must contain, at a minimum: (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the access person has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person's direct or indirect benefit; and (c) the date the access person submits the report.

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Personal Securities Transaction Policy

Quarterly Transaction Reports

Employees shall be required to instruct their custodians to send to B&G duplicate broker trade confirmations and account statements of the Employee which shall be received by the Compliance Officer, at a minimum, no later than thirty (30) days after the end of each calendar quarter. If an Employee’s trades do not occur through a broker- dealer (i.e., purchase of a private investment fund), such transactions shall be reported separately on the quarterly personal securities transaction report provided in Exhibit D. The quarterly transaction reports shall contain at least the following information for each transaction in a Reportable Security in which the Employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership[3]: (a) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved; (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date that the report is submitted.

Employees are reminded that they must also report transactions by members of the Employee’s immediate family including spouse, children and other members of the household in accounts over which the Employee has direct or indirect influence or control.

Duplicate Copies

In order to help ensure that duplicate brokerage statements and confirmations are received for all accounts pertaining to a particular Employee, such Employee may complete and send a brokerage letter similar to Exhibit E to each bank, broker or dealer maintaining an account on behalf of the Employee or any account in which they have a beneficial interest.

Exceptions from Reporting Requirements

Employees are not required to submit: 1) a transaction or initial and annual holdings report with respect to securities held in accounts over which the access person has no direct or indirect influence or control, and 2) a transaction report with respect to transactions effected pursuant to an automatic investment plan.

Amended 2014

[1]       “Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

[2]       The term “limited offering” is defined as an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rules 504, 505, or 506 of Regulation D. The term “initial public offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

[3]       “Beneficial Ownership,” as set forth under Rule 16a-1(a)(2), determines whether a person is subject to the provision of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations there under, which generally encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect “pecuniary interest” (i.e., some economic benefit) from the ownership of a security. This may also include securities held by members of an Employee’s immediate family sharing the same household; provided however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required there under shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Trading and Review

Trading and Review

B&G discourages its Employees to trade opposite of firm recommendations. B&G has a highly customized investment approach for its clients, which at times may result in the purchase and sale of the same security in different client accounts. Despite this customized approach, however, there will be periods of time when B&G will trade a security in a similar fashion (i.e., only purchase or only sell) for a broad number of clients. During these periods of time, the security will be placed on our restricted list and employees will be forbidden from trading in it for accounts in which they maintain a beneficial interest. Front running, which is a practice generally understood to be personally trading ahead of client accounts, should not be practiced by B&G employees. Our clients should come first in all trading of securities.

The Compliance Officer will closely monitor Employees’ investment patterns to detect abuses. A designated review person will monitor the Compliance Officer’s personal securities transactions for compliance with the Personal Securities Transaction Policy. The reason for the development of a post transaction review process is to ensure that B&G has developed procedures to supervise the activities of its associated persons. The comparison of Employee trades to those of the clients will identify potential conflicts of interest or the appearance of a potential conflict.

If B&G discovers that an employee is personally trading contrary to the policies set forth above, the employee shall meet with the Compliance Officer and Chairman to review the facts surrounding the transactions. This meeting shall help B&G to determine the appropriate course of action.

Review Process

•	All employees must report all personal securities transactions
•	All accounts are reconciled on B&G’s APX system
•	During investment meetings ideas are shared about what transactions, if any, should take place in our strategy accounts
•	If an idea is seriously being considered or it has been decided that a trade will take place then that security goes on the restricted list
•	An email goes out to ALL employees stating that a security or securities will be restricted
•	Standard 7 days restrictions but it could be restricted shorter or longer and that is communicated to everyone
•	After the email is sent then a wipe board is maintained in our kitchen area to serve as a reminder
•	The trader will put into Moxy a restriction of those securities for that period of time for the group of accounts that are considered B&G employee personal accounts
◦	This will prevent any person from trading those securities for their personal accounts through APX/ Moxy
•	Accounts are reconciled on the APX system, quarterly the CCO runs the Purchase and Sales report for all personal accounts and those reports are manually checked by the CCO against the list of restricted securities to identify any violations
•	This process also allows for the evaluation for any front running patterns or abnormal trading patterns of personal accounts
•	In addition to this manual check each employee has to attest to their quarterly transactions by signing the B&G Quarterly Transaction Report

Amended 2015

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Reporting Violations and Remedial Actions

Reporting Violations and Remedial Actions

B&G takes the potential for conflicts of interest caused by personal investing very seriously. As such, B&G requires its employees to promptly report any violations of the Code of Ethics to the Compliance Officer. B&G’s management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any employee that seeks retaliation against another for reporting violations of the Code of Ethics. B&G has zero tolerance for retaliatory actions and therefore may subject offenders to more severe action than set forth below. In order to minimize the potential for such behavior, all reports of Code of Ethics violations will be treated as being made on an anonymous basis.

B&G has implemented remedial actions that are designed to discourage its employees from violating the Personal Securities Transaction Policy. Employees should be aware that B&G reserves the right to impose varied sanctions on policy violators that is on a rolling five (5) years basis. Sanctions may be as follows:

•	Verbal warning;
•	Written warning that will be included in the employee’s file, and disgorgement of profits to a charity specified by the employee; and
•	Written warning, disgorgement of profits to a charity and monetary fine to be donated to a charity specified by the employee; and
•	Possible termination of employment.

Disclosure

B&G shall describe its Codes of Ethics to clients in Part 2A of Form ADV and, upon request, furnish clients with a copy of the Code of Ethics. All client requests for B&G’s Code of Ethics shall be directed to the Compliance Officer.

Recordkeeping

B&G shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission or B&G’s management.

•	A copy of this Policy and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
•	A record of any violation of this Policy and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;
•	A record of all written acknowledgements (annual certifications) as required by this Policy for each person who is currently, or within the past five years was, an Employee of B&G.
•	A copy of each report made pursuant to this Policy by an Employee, including any information provided in lieu of reports, shall be preserved by the Firm for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;
•	A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Policy;
•	The Firm shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any limited offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

Responsibility

The Compliance Officer will be responsible for administering the Personal Securities Transaction Policy. All questions regarding the policy should be directed to the Compliance Officer.

Amended 2012

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Electronic Media and Social Media Policy

Electronic Media and Social Media Policy

Issue

All B&G employees are bound by the Code of Conduct, which is based around three core principals, Integrity, Competence and Confidentiality. The Code of Conduct should be adhered to when engaging in any public relations practices. These core principals are to be applied to all elements of communications including electronic media and social media activity.

As an SEC Registered Firm, B&G has to follow strict regulations that affect the ability to use Social Media in our efforts for Marketing.

•	SEC Regulation S-P - (Client Privacy)
•	SEC Rule 206(4)-1(a) - (Advertising and Marketing)
•	SEC Rule 204 (a) - (Maintaining Books and Records)

B&G employees means all partners, principals, professionals, staff members, interns and temporary employees of B&G.

B&G must ensure that the use of these communications maintains our integrity and reputation while minimizing actual or potential regulatory and legal risks, whether used inside or outside the workplace. It is the right and duty of B&G to protect itself and its employees from unauthorized disclosure of information. B&G’s electronic and social media policy includes rules and guidelines for company authorized and personal forms of electronic and social media.

B&G has invested a significant amount of resources to use a third party provider that allows B&G to comply with the current SEC Rules and Regulations when using electronic and social media as a marketing tool. B&G has engaged Global Relay, Communications, Inc., 233 South Wacker Drive, 84th Floor, and Chicago, IL 60606. Global Relay Archive captures B&G’s incoming, internal and outgoing electronic messages in real time, including email, instant messages, Bloomberg, and social media messages (LinkedIn and Twitter). An auditable, evidentiary-quality copy of each message is created, which is then indexed, serialized and time/date stamped. This process securely organizes and preserves B&G's intellectual business assets, reducing the risks of lost or deleted messages.

Policy       - Company Rules and Regulations

Social Media

B&G has created a Company LinkedIn page, Bahl & Gaynor Investment Counsel, as well as a Company Twitter page, @Bahl Gaynor. Both pages are maintained by a third party marketing firm, DeSola Group. Desola is a private and independent firm committed to applying decades of strategic and creative expertise to help individuals to build great businesses and make an essential difference for their markets, employees, industry and world.

Content of the LinkedIn and Twitter pages is the property of B&G and goes through a due diligence process. Each piece of content should be vetted by senior management of B&G and get the final approval from the CCO.

Mobile Devices/PDA Policy

This policy addresses the use of mobile devices (e.g... blackberries, smart-phones, iPhones, etc.) for company business use. Employees are permitted to use mobile devices for B&G business provided they advise the CCO of their intent to do so and provided such devices are password protected and employees exercise precaution with respect to its safekeeping (e.g.., prevention of loss or ability to be stolen). In addition, employees who use mobile devices for B&G business should note that the use of these devices are subject to the B&G's Code of Ethics policy; such that employees are required to conduct him or herself with integrity, honesty and professionalism. Furthermore, employees should be aware that email communications will be captured and monitored in accordance with B&G policies.

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Electronic Media and Social Media Policy

•	Text messaging containing investor’s information is strictly prohibited.
•	B&G reserve the right to rescind or prohibit an employee's use of personal mobile devices at any time with or without notice.
•	Employees are required to inform the CCO immediately if any device is lost or stolen.
•	B&G maintains the right to remotely "wipe clean" data contained on any lost or stolen mobile device or in the event that the employee should leave B&G, or at any other times that deem to be necessary.
◦	In the event that your device is "wipe clean", this will remove B&G as well as personal data from the device.

Email and Other Electronic Communications

Email and other electronic communications are an important method of communication. It is the responsibility of every B&G employee to maintain a standard of high professional conduct in all such communications. Our policy covers electronic communications for B&G, to or from our investors, and includes any electronic communications within B&G's network system.

Personal use of B&G's e-mail and any other electronic system is strongly discouraged. All communications are stored on our systems and may be reviewed by either the CCO or potentially the Securities and Exchange Commission as part of their examinations of B&G.

All business, and investor related electronic communications must be on B&G's systems, and use of personal email addresses or other personal electronic communications for B&G or investor communications is absolutely prohibited.

All of B&G employees have an initial responsibility to be familiar with and follow B&G's e-mail policy with respect to their individual e-mail and electronic communications.

The CCO has the overall responsibility for monitoring electronic communications and reporting potential or actual compliance and regulatory issues.

Policy       - Personal Rules and Regulations

B&G respects the rights of employees to use social media forums for self-publishing and self-expression on personal time. Employees are expected to follow the guidelines and policies set forth below to provide a clear line between you as the individual and you as the employee.

•	You are personally responsible for your commentary. You can be held personally liable for commentary that is considered defamatory, obscene, proprietary or libelous by any offended party, not just B&G.
•	You cannot harass, threaten, discriminate or disparage against employees or anyone associated with or doing business with B&G.
•	If you choose to identify yourself as a B&G employee, please understand that some readers may view you as a spokesperson for B&G.
•	You cannot post the name, trademark or logo of the company, or any company privileged information, including copyrighted information or company issued documents.

LinkedIn

B&G realizes that LinkedIn is a business networking website for people in professional occupations. As such B&G will allow B&G employees to use LinkedIn at a personal level. B&G employees should use the following guidelines:

•	List B&G as their employer
•	Use general contact information such as email address; website and business address is permissible to post
•	General description of B&G
•	General description of employee job function
•	Endorsements MUST be turned OFF

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Electronic Media and Social Media Policy

Acknowledgement

Employees are required to sign written acknowledgement that employees, received, read, understood and agree to comply with B&G’s electronic media and social media rules and guidelines.

Employees will be required to attest annually that they are adhering to B&G’s electronic media and social media rules and guidelines, see Exhibit F.

Reporting Violations

B&G requests and strongly urges employees to report any violations or possible or perceived violations to their manager or CCO.

Discipline for Violations

B&G investigates and responds to all reports of violations of the social media rules and guidelines and other related policies. Violation of this policy will result in disciplinary action up to and including immediate termination. B&G reserves the right to take legal action where necessary against employees who engage in prohibited or unlawful conduct.

Amended 2016

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Insider Trading Policy

Insider Trading Policy

Section 204A of the Investment Advisers Act

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, B&G has instituted procedures to prevent the misuse of nonpublic information.

Insider trading refers generally to buying or selling a security, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material, nonpublic information about the security. Insider trading violations may also include "tipping" such information, securities trading by the person "tipped," and securities trading by those who misappropriate such information.

Examples of insider trading cases that have been brought by the SEC are cases against:

•	Corporate officers, directors, and employees who traded the corporation’s securities after learning of significant, confidential corporate developments;
•	Friends, business associates, family members, and other "tippers" of such officers, directors, and employees, who traded the securities after receiving such information;
•	Employees of law, banking, brokerage and printing firms who were given such information to provide services to the corporation whose securities they traded;
•	Government employees who learned of such information because of their employment by the government; and
•	Other persons who misappropriated, and took advantage of, confidential information from their employers.

Because insider trading undermines investor confidence in the fairness and integrity of the securities markets, the SEC has treated the detection and prosecution of insider trading violations as one of its enforcement priorities.

Whom Does the Policy Cover?

This policy covers all of B&G’s employees (“covered persons”) as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the covered person is an officer, director or 10% or greater stockholder and a partnership of which the covered person is a partner unless the covered person has no direct or indirect control over the partnership. B&G employees may be deemed insiders of mutual funds under B&G’s management.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material. “Material information” is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Advance knowledge of the following types of information is generally regarded as “material”:

•	Dividend or earnings announcements
•	Write-downs or write-offs of assets
•	Additions to reserves for bad debts or contingent liabilities
•	Expansion or curtailment of company or major division operations
•	Merger, joint venture announcements
•	New product/service announcements
•	Discovery or research developments

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Insider Trading Policy

•	Criminal, civil and government investigations and indictments
•	Pending labor disputes
•	Debt service or liquidity problems
•	Bankruptcy or insolvency problems
•	Tender offers, stock repurchase plans, etc.
•	Recapitalization
•	Mutual Fund’s intent to adjust its net asset value

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, mutual funds, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, material information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. “Non-public” information generally means information that has not been available to the investing public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non- public information does not change to public information solely by selective dissemination.

B&G’s employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the “tip” made to the employee makes him/her a “tipped” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippers if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

Penalties for Trading on Insider Information

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Procedures to Follow if an Employee Believes that he/she Possesses Material, Non-Public Information

If an employee has questions as to whether they are in possession of material, non-public information, they must inform the Compliance Officer and Chairman as soon as possible. From this point, the employee, Compliance Officer and Chairman will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, employees:

•	Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.
•	Shall not engage in securities transactions of any company, except in accordance with B&G’s Personal Securities Transaction Policy and the securities laws.
•	Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Insider Trading Policy

•	Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.
•	Shall immediately report the potential receipt of non-public information to the Compliance Officer and Chairman.
•	Shall not proceed with any research, trading, etc. until the Compliance Officer and Chairman inform the employee of the appropriate course of action.

Amended 2016

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Serving as Officers, Trustees and/or Directors of Outs...

Serving as Officers, Trustees and/or Directors of Outside Organizations

General

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, B&G may determine that it is in its clients’ best interests for an employee to serve as officers or on the board of directors of outside organizations. For example, a company held in clients’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company. Service with organizations outside of B&G can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between B&G and the outside organization, and that the employee does not communicate such information to other B&G employees in violation of the information barrier.

Similarly, B&G may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the employee must not be involved in the decision to retain or hire B&G.

B&G employees are prohibited from engaging in such outside activities without the prior written approval from the Compliance Officer. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part 2A of Form ADV.

Cincinnati Financial Corp (Nasdaq NM: CINF) (“CINF”)

William Bahl serves on the board of directors of CINF, a publicly traded company whose common stock is owned by many of B&G’s advisory clients and employees. Although investment personnel are not strictly prohibited from serving on the boards of directors of publicly traded companies, B&G has adopted the following procedure to address the conflicts of interest associated with William Buhl’s dual role as a portfolio manager at B&G and a member of the board of director of CINF.

If William Bahl is in possession of material nonpublic information regarding CINF and communicates such information to B&G, then B&G and its employees would be prohibited from effecting transactions in CINF. This prohibition would include the execution of transactions by B&G on behalf of its advisory clients.

B&G has also agreed that CINF will not be bought/owned in any of B&G’s market strategies.

To avoid creating the situation described above, William Bahl will not participate in any portion of an Investment Committee meeting where CINF is discussed. The Compliance Officer, along with William Bahl, has responsibility for enforcement of this procedural safeguard.

Amended 2015

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Gifts and Business Entertainment

Gifts and Business Entertainment

The giving and receiving of gifts and entertainment can create or appear to create a conflict of interest and places B&G in a difficult position. Such activities can also interfere with the impartial discharge of B&G’s responsibilities to its clients. An employee should never give a gift or provide entertainment where they are intended or designed to cause the recipient to act in a manner that is inconsistent with the best interest of the client, B&G, is illegal, or would expose B&G to any potential liability from a government authority or agency.

Section 17(e) (1) of the Investment Company Act

Section 17(e) (1) of the 1940 Act prohibits affiliated persons of a fund, such as a fund’s investment advisor and/or the sub advisor, from accepting any sort of compensation for the purchase or sale of property to or for the fund. The SEC has found that gifts and entertainment meet the broad definition of “compensation” under Section 17(e) (1).

B&G employees are prohibited from accepting any gift, gratuity; attend business meals, sporting events and other entertainment events from any broker dealer that B&G transacts any trades for any mutual fund that B&G is the advisor or sub advisor.

In relation to those same broker dealers providing business functions outside of trading, as in research information, meals are acceptable with prior written approval from the CCO. The information needed for approval must include the name(s) of the giver, the date, the organization of the giver, the place of the meal, speaker information, description of the research, and the value or estimated value of the meal, which should be no more than nominal value of $100.

Outside of Section 17(e) (1) of the Investment Company Act

B&G employees may not accept any gift, gratuity or other thing of more than nominal value ($300), from any person or entity that does business, or desires to do business with B&G that includes, Brokers and securities sales persons; Clients, Consultants, Suppliers, or Vendors, directly or on behalf of an Advisory Client.

B&G employees may accept gifts from a single giver so long as the aggregate annual value does not exceed $300 in any calendar year, and the employee may attend business meals, sporting events and other entertainment events at the expense of a giver (or at your expense for another), so long as the expense is reasonable, both the employee and the giver are present, and the events are not excessively frequent.

The acceptances of tickets to any event where the giver or the employee are not in attendance are considered a gift subject to the $300 limit rather than a business meal or other entertainment event. Examples of events considered to be an unreasonable expense would be World Series or Super Bowl tickets, and vacation trips. Employees may never accept cash or a cash equivalent (e.g., gift cards, gift certificates) or preferential discounts on services or products. Any gifts exceeding $300 received by an employee should be forwarded to the Compliance Officer or Associate.

B&G employees shall not give any gift, gratuity or other thing, or provide business entertainment, which would be construed as unreasonable in value, $300 in any calendar year, with the intent or purpose of influencing a third party’s business relationship with B&G.

Exceptions to the gift limit may be made by the Compliance Officer. Employees should request exceptions for personal circumstances in which the employee has a personal relationship with a third party (such as receiving or providing personal gifts as wedding gifts, or gifts for the birth of a child).

Employees are prohibited from giving or providing any gift, including a personal gift, to any official of a Public Fund without the express prior approval of the Chief Compliance Officer.

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Gifts and Business Entertainment

Reporting

All gifts, business meals, sporting events and other entertainment events of which the employee is the recipient must be reported to the Compliance Associate via email if the value is reasonably judged to exceed $25. Reporting must include the name(s) of the giver, the date, the organization of the giver, a description of the gift or event, and the value or estimated value of the gift or event.

Additional Labor Reporting

In addition, any gifts, any payment of money or anything of value made directly or indirectly by the employee to a labor organization or officer, agent, shop steward, or other representative or employee of any labor organization (including union officials serving in some capacity to a Taft- Hartley Plan) must be reported. All items regardless of the amount or value must be reported.

Following are examples of potentially reportable items:

•	Meals
•	Gifts (e.g., holiday gifts)
•	Travel and lodging costs
•	Bar bills
•	Sporting event tickets
•	Theatre tickets
•	Clothing or equipment
•	Raffle donations
•	Retirement dinners
•	Golf (including charity tournaments)
•	Hole sponsorships for golf tournament
•	Advertising at union or Taft-Hartley fund related functions
•	Sponsorship of union conferences, picnics, other events
•	Donations to union related charities or scholarship funds
•	Conferences attended by union officials, employees, etc.
•	Receptions attended by union officials, employees, etc.
•	Donations for apprenticeship graduation dinners

Responsibility

The Compliance Officer will be responsible for administering the Insider Gifts and Business Entertainment Policies. All questions regarding the policy should be directed to the Compliance Officer and will be noted on the Gift & Entertainment Log, see Exhibit G.

Amended 2016

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Pay to Play

Pay to Play

Rule 206(4)-5 of the Investment Advisers Act

Issue

On June 30, 2010, the SEC adopted new anti-fraud pay to play Rule 206(4)-5 under the Investment Advisers Act of 1940 (“rule”) (See http://www.sec.gov/rules/final/2010/ia-3043.pdf). The final rule, modeled after Municipal Securities Rulemaking Board (“MSRB”) rules G-37 and G-38 applicable to municipal securities broker-dealers, is designed to prevent investment advisers from obtaining business from government entities in return for political contributions and fundraising.

•	The rule imposes a two-year ban on the adviser receiving compensation for advisory services if the adviser or any of its “covered associates” makes certain political contributions to an “official” of a state or local “government entity” client over a de minims amount ($350.00 in contributions per election to a candidate for whom he or she is entitled to vote, and up to $150.00 per election to a candidate for whom he or she is not entitled to vote. Primary and general elections are considered separate elections.).
•	The rule also prohibits an adviser and its covered associates from coordinating or soliciting any person or political actions committee (“PAC”) to make contributions to officials or payments to certain state or local political parties.
•	An adviser is prohibited from paying a third-party solicitor to solicit a government client for the adviser’s advisory services unless the third party is a “regulated person,” currently defined as a SEC-registered broker-dealer or SEC-registered investment adviser subject to pay to play restrictions.
•	The rule also applies to an investment adviser that manages assets of a government entity indirectly through a covered investment pool in which a government entity invests or is solicited to invest, such as hedge funds, private equity funds, venture capital funds, and collective trust funds, as well as registered investment companies that are investment options of participant-directed plans or programs of a government entity, such as 529 plans, 403(b) plans and 457 plans.

Policy

B&G’s officers, on a quarterly basis will report all political contributions. Date of contribution, which the contribution was made to, if the contributor is entitled to vote for the candidate and amount of contribution.

B&G’s officers, will need to Pre-Clear any contribution over the de minims amount, ($350.00 in contributions per election to a candidate for whom he or she is entitled to vote, and up to $150.00 per election to a candidate for whom he or she is not entitled to vote), primary and general elections are considered separate elections, through the CCO.

Any new account/client that is a government entity must be vetted by the CCO.

Procedures

Quarterly B&G officers report any political contributions using the B&G Quarterly Political Contribution form, showing date of contribution, who the contribution was made to, if the contributor is entitled to vote for the candidate and the amount of the contribution, see Exhibit H.

Officers will Pre-Clear any contribution made over the de minims amounts stated in the policy, using the B&G Political Contribution Pre-Clearance form, see Exhibit I.

Officers will also review a list of any government entities that B&G provides or has provided advisory services beginning on and as of March 14, 2011 per the SEC recordkeeping rule under rule 206(4)-5 under the Investment Advisors Act of 1940.

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Pay to Play

Responsibilities

The Compliance Officer will review each B&G Quarterly Political Contribution form and determine if any de minims amounts have been met or exceeded.

The Compliance Officer will review and Pre-Clear any contribution over the de minimis amounts stated in the policy.

The Compliance Officer will also screen any new government affiliated accounts to determine if any contributions made by B&G officers would cause a violation of the rule and preclude B&G from charging a fee on that account for 2 years.

Updated 2015

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Client Privacy and Identity Theft

Client Privacy and Identity Theft

Regulation S-P and Regulation S-ID

CLIENT PRIVACY

Issue

The SEC’s Regulation S-P (Privacy of Consumer Financial Information), which was adopted to comply with Section 504 of the Gramm-Leach-Bliley Act, requires investment advisers to disclose to clients its policies and procedures regarding the use and safekeeping of personal information.

Personal information is collected from clients at the inception of their accounts and occasionally thereafter, primarily to determine accounts’ investment objectives and financial goals and to assist in providing clients with a high level of service.

While B&G strives to keep client information up to date, clients are requested to monitor any information provided to them for errors.

Policy

B&G will not disclose a client’s personal information to anyone unless it is permitted or required by law, at the direction of a client, or is necessary to provide B&G’s services. Bahl & Gaynor employees will not transmit electronically any clients “Personal Information” or “Sensitive Information”, with the combination of resident’s first name (or first initial) and last name in combination with any one or more of the following data: (1) social security number; (2) driver’s license number or state-issued ID number; or (3) financial account number, or credit or debit card number, with or without any required security code. However, internal electronic transmission of such information is allowed due to our internal security monitors.

Procedures

1.	B&G shall not sell client information to anyone.
2.	B&G will restrict access to clients’ personal information to individuals within B&G who require the information in the ordinary course of servicing clients’ accounts. Client information is used only for business purposes.
3.	B&G have developed procedures to safeguard client records and information, see Exhibit J.
4.	Client information may only be given to third-parties under the following circumstances:

•	To broker/dealers to open a client’s brokerage account;
•	To other firms as directed by clients, such as accountants, lawyers, etc.
•	To specified family members; and
•	To regulators, when required by law.

5.	At times, client information may be reviewed by B&G’s outside service providers (e.g.., accountants, lawyers, consultants, etc.). B&G will review the entities’ privacy policies to ensure that clients’ information is not misappropriated or used in a manner that is contrary to B&G’s privacy policies.
6.	B&G shall provide a privacy notice; see Exhibit K to clients (i.e... “natural persons”) upon inception of the relationship and annually thereafter. B&G will maintain a record of the dates when the privacy notice is provided to clients.
7.	In the event of a change in the privacy policy, B&G will provide its clients with a sufficient amount of time to opt out of any disclosure provisions.
8.	Any suspected breaches to the privacy policy should be reported to the Compliance Officer and/or the Chairman.
9.	If an employee receives a complaint regarding a potential identity theft issue (be it from a client or other party), the employee should immediately notify the Compliance Officer. The Compliance Officer will thoroughly investigate any valid complaint, and maintain a log of all complaints as well as the result of any investigations.

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Client Privacy and Identity Theft

10.	In the event that unintended parties receive access to personal and confidential information of California residents, B&G will disclose to those clients of the privacy breech. See Senate Bill No. 1386.
11.	With client consent, B&G may share the names of clients on a representative client list.

Regulation S-ID

Issue

Due to the significant increase of identity theft within the industry, the SEC adopted Identity Theft Red Flag Rules (Regulation S-ID) on May 20, 2013 (with a completion date of November 20, 2013). Registered Investment Advisers who hold, directly or indirectly, transaction accounts belonging to clients are required to adopt a program to detect and prevent identity theft. Investment Advisers hold transaction accounts if they have the ability to direct payments or transfers from a client's account to third parties upon the client's instructions. Ideally, B&G would like to receive written instructions from the client including the client's signature for each event. However, instructions are typically sent via email. B&G realizes that as a best practice, B&G should have in place a procedure to verify such requests from clients, to assess the extent to which its clients are at risk with respect to identity theft, and to adopt procedures designed to identify solutions where B&G may be contacted by an unauthorized person masquerading as an individual investor with intent of withdrawing assets from the account. Therefore, B&G has implemented the two step verification process explained below.

B&G has identified that there may be several ways that information can be compromised.

•	Malware - This type of intrusion is used by attackers to disrupt computer operations, gather sensitive information, or gain access to private computer systems
•	Phishing - This is used in an attempt to acquire information such as usernames, passwords, and credit card details by masquerading as a trustworthy entity in an electronic communication
•	Social Engineering - This is manipulating people into performing actions or divulging confidential information by electronic fraud
•	Dumpster Diving - This provides access for a would-be theft to a client's personal information without shredding the documents, a thief may retrieve this information from our waste management facilities
•	Pretext Calling - Employees may be deceived by pretext calling, defined as an information broker or identity thief calling B&G while pretending to be a client, and may even use bits of a client's personal information to maintain the deception
•	Insider Access - Employees may be responsible for identity theft through more direct means. Insider access to information allows a dishonest employee to sell consumers' personal information or to use it for fraudulent purposes

Procedures

B&G has implemented a two-step verification process for any transaction request from clients:

•	If a request is received from a client electronically a phone call must be placed to verify the request to the phone number on record
•	If a request is received from a client via phone and the person who is taking the request is unfamiliar with the client then a follow-up call to the client to the phone number on record should be made and the client must reconfirm the request, along with a request to the client to send in written communication for the request

In addition to this twostep process employees should be aware of how their actions may expose our clients to the dangers of identity theft:

•	When providing copies of information to others, employees should make sure that nonessential information is removed and the nonpublic personal information that has no relevance to the transaction is either removed or masked
•	When disposing of paper documents, the documents with client identifying information should be placed in one of the secured shred bins on site or manually shredded

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Client Privacy and Identity Theft

•	Employees should make absolutely certain that they confirm the identity of the client on the phone before divulging any personal account information
•	B&G prohibits the display of Social Security Numbers on any documents that are widely seen by others
•	If an employee’s action is cause for identity theft or if client personal information is used for fraudulent purposes these actions are cause for immediate termination of employment and may subject the employee to civil and criminal liability

Training is also essential in identifying potential threats, not only for employees but as well as clients. Information is communicated to the employees when new threat sources have been identified to the public and new ideas are discussed to prevent such intrusion at B&G. Client communication in the form of a letter, newsletter or email blast reminding clients of potential threats is a good training tool for clients. B&G’s Chief Information Officer is essential in the process of training employees and clients.

Responsibilities

The Compliance Officer will monitor for compliance with B&G’s Privacy Policy and the account administrator designated by the CCO will coordinate the dissemination of the Privacy Notice.

Updated 2015

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Exhibit A: Limited Offering & IPO Request and Reporting...

Exhibit A: Limited Offering & IPO Request and Reporting Form

Limited Offering & IPO Request and Reporting Form

Name of Issuer: _____________________________

Type of Security: _____________________________

Public Offering Date: _____________________________

(for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

1.	I am not investing in this limited offering or IPO to profit improperly from my position as an B&G Employee;
2.	The investment opportunity did not arise by virtue of my activities on behalf of a B&G Client; and
3.	To the best of my knowledge, no B&G Clients have any foreseeable interest in purchasing this security.

Furthermore, by signing below, I certify that I have read the B&G Code of Ethics, amended October 2004, and believe that the proposed trade fully complies with the requirements of this policy. I understand B&G reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

Date: _________  Signature: ____________________________

Print Name: ____________________________

Internal Use Only

________Approved ________Not Approved_________________Person Approving

Reasons Supporting Decision to Approve/Not Approve:

_____________________________________________________________________

_____________________________________________________________________

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Exhibit B: Initial Holdings Report

Exhibit B: Initial Holdings Report

Initial Holdings Report

Date of Employment:	(month/day/year)

The following is a list of current holdings as of a date not more than 30 days prior to the date I became an employee of B&G:

SECURITY	TYPE	TICKER/CUSIP	SHARES	PRINCIPAL AMOUNT	CUSTODIAN

This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

AS OF: ____________________________

Date: ______________________________         Signature: ____________________________

Print Name: ____________________________

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Exhibit C: Annual Holdings Report

Exhibit C: Annual Holdings Report

Annual Holdings Report

The following is a list of current holdings, as of DATE, which is no more than 45 days prior to the submission date of this Report:

SECURITY	TYPE	TICKER/CUSIP	SHARES	PRINCIPAL AMOUNT	CUSTODIAN

This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

AS OF: ____________________________

Date: ______________________________         Signature: ____________________________

Print Name: ____________________________

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Exhibit D: Quarterly Transaction Report

Exhibit D: Quarterly Transaction Report

Quarterly Personal Securities Transaction Report

For the Calendar Quarter Ended: _______________________________ (month/day/year)

During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to B&G’s Code of Ethics.

SECURITY	TICKER/ CUSIP	DATE	SHARES	PRINCIPAL AMOUNT	BUY/ SELL	PRICE	CUSTODIAN

** Please note that ALL accounts must be listed (including Non-Covered Securities).

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date: ______________________________         Signature: ____________________________

Print Name: ____________________________

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Exhibit E: Sample of Brokerage Letter

Exhibit E: Sample of Brokerage Letter

Sample of Brokerage Letter

<DATE>

<NAME OF CUSTODIAN>

<ADDRESS>

<CITY, STATE ZIP>

Re:	Account No.

Account Name

Dear <NAME>,

As of <DATE>, please send to the undersigned a duplicate confirmation of each transaction in the above named account and quarterly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

Bahl & Gaynor, Inc.

Attn: Tita Rogers, Compliance Officer

212 East 3rd Street

Cincinnati, OH 45202

If you have any questions or concerns, please feel free to give me a call at 513-287-6100. Thank you for your immediate attention to this matter.

Sincerely,

<Name>

cc:        <Name>

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Exhibit F: Acknowledgement and Understanding of Electro..

Exhibit F: Acknowledgement and Understanding of Electronic Media and Social Media Policy

Acknowledgement and Understanding of Bahl and Gaynor’s

Electronic Media and Social Media Policy

I have read and understand the attached policies and procedures contained in the Code of Conduct Electronic Media and Social Media Policy, recognize that they apply to me and agree to comply in all respects with the procedures described therein for the duration of my employment with Bahl & Gaynor, Inc.

Employee ____________________________________(PRINT NAME)

Signature ____________________________________

Date

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Exhibit G: Gift & Entertainment Log

Exhibit G: Gift & Entertainment Log

Gift & Entertainment Log

Given/					Est.
Reveived	Date	Employee	Gift	To/From	Value

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Exhibit H: Quarterly Political Contribution

Exhibit H: Quarterly Political Contribution

Quarterly Political Contribution

For the Calendar Quarter Ended: ___________________________________(month/day/year)

During the quarter referred to above, the following political contributions were made by me, and which are required to be reported pursuant to B&G’s Pay to Play policy.

ENTITLED
DATE OF			TO VOTE	AMOUNT OF
CONTRIBUTION	MADE TO	CONTRIBUTION	FOR	CONTRIBUTION

Date: ______________________________         Signature: ____________________________

Print Name: ____________________________

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Exhibit I: Political Contribution Pre-Clearance Form

Exhibit I: Political Contribution Pre-Clearance Form

Bahl and Gaynor Political Contribution Pre-Clearance

Please complete this Pre-Clearance form if you are making a political contribution over the Pay to Play policy and procedures de minimis, ($350.00 in contributions per election to a candidate for whom he or she is entitled to vote, and up to $150.00 per election to a candidate for whom he or she is not entitled to vote), primary and general elections are considered separate elections.

Contributor:

Date: ______________________________________

Name: ______________________________________

Contribution Information:

Contribution To: ______________________________________

Amount of Contribution: ______________________________________

Election Information:

Local or State Election: ______________________________________

Office Ran For: ______________________________________

Contributor entitled to vote for Candidate:       YES       NO

Signature: ______________________________________

Print Name: ______________________________________

Internal Use Only

________Approved ________Not Approved ____________Person Approving

Reasons Supporting Decision to Approve/Not Approve:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Exhibit J: Procedures to Safeguard Client Records and I...

Exhibit J: Procedures to Safeguard Client Records and Information

Procedures to Safeguard Client Records and Information

B&G shall (a) ensure the security and confidentiality of consumer, customer and former customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of consumer, customer and former customer records and information; and (c) protect against unauthorized access to or use of consumer or customer records or information that could result in substantial harm or inconvenience to any customer. Bahl and Gaynor’s office is located in a secure facility with limited access during business hours After business hours access is restricted to those with a key – Bahl and Gaynor employees, cleaning personnel and building owners. Accordingly, the following procedures will be followed:

A. Electronic Data Security Guidelines.

B&G’s Electronic Data Security Guidelines are found in the B&G Information Systems Policies and Procedures document. They are considered integral to this Manual and are incorporated by reference

B. Physical Data Security Guidelines

All nonpublic client information should be treated carefully. This includes the information that is handled on a daily basis – client statements, client lists, tax returns, legal documents, etc.

1.	Nonpublic client information should not be placed in the garbage. It should be placed in the locked shredding bins or shredded on the spot.
2.	Client information should never be discussed with unauthorized persons.
3.	Client information should be put out of view in employee offices at the end of the day.

C. Identity Theft

1.	An identity thief can obtain a victim’s personal information through a variety of methods. Some of these methods are directly related to B&G and industry practices that put consumers at risk. Employees should be aware of how their actions may expose our clients to the dangers of identity theft.
2.	Employees should take the following actions to prevent identity theft:
a.	Malware, Phishing and Social Engineering, are several electronic ways that thieves are gaining access to client information. Employees should make sure they follow the two- step verification procedure whenever a request is made on an account.
b.	When providing copies of information to others, employees should make sure that nonessential information is removed and that nonpublic personal information that has no relevance to the transaction is either removed or masked.
c.	The practice of dumpster diving provides access for a would-be thief to a client’s personal information. If you discard papers containing personal client identification information without shredding the documents, a thief may retrieve this information from our waste management facilities. Therefore, when disposing of paper documents, the papers should be shredded.
d.	B&G’s employees may also be deceived by pretext calling, defined as an information broker or identity thief calling B&G while pretending to be a client, and may even use bits of a client’s personal information (such as a Social Security Number) to maintain the deception. The informed thief convinces the employee to provide additional information over the phone, which can be used for fraudulent purposes. Employees should make absolutely certain that they confirm the identity of the client on the phone before divulging personal information.

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Exhibit J: Procedures to Safeguard Client Records and I...

e.	B&G prohibits the display of Social Security Numbers on any documents that are widely seen by others (e.g . client files, mailing lists, quarterly reports, etc.).
f.	Employees may be responsible for identity theft through more direct means. Insider access to information allows a dishonest employee to sell consumers' personal information or to use it for fraudulent purposes. Such action is cause for immediate termination of employment and may subject the employee to civil and criminal liability.

Bahl & Gaynor, Inc - 2016 Bahl & Gaynor Compliance Manual	Exhibit K: Client Privacy Statement

Exhibit K: Client Privacy Statement

In June of 2000, the Securities and Exchange Commission (SEC) released regulation S-P; a rule intended to protect the privacy of non-public financial information about individuals. Bahl & Gaynor is required to tell you how personal information we maintain about you is treated. Our privacy policy is outlined below. Please do not hesitate to contact us if you have any questions about our policy.

Privacy Statement

The relationship between Bahl & Gaynor and our clients is the most important asset of our firm. We strive to maintain your trust and confidence in us, an essential aspect of which is our commitment to protecting your personal information to the best of our ability. We believe that all of our clients value their privacy, so we will not disclose your personal information to anyone unless it is permitted by law, is at your direction, or is necessary to provide you with our services. We require our employees to uphold our privacy standards.

Bahl & Gaynor expects all persons associated with Bahl & Gaynor to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to our clients’ interests, subject to the legality of such information.

Bahl & Gaynor collects and maintains your personal information so we can provide investment management services to you. The types of information we collect and maintain about you may come from sources such as account applications, investment policy statements, from your transactions and other forms of written, electronic or verbal correspondence from you, your broker, custodian, attorney, accountant or other advisors you may employ.

In order for us to provide investment services to you, we may disclose personal information in very limited instances to outside third party organizations that is essential in administrating our operations. We reserve the right to disclose or report personal information where we believe in good faith that disclosure is required under law, to cooperate with regulators or law enforcement authorities.

We have not and will not sell or exchange your personal information to anyone.

To fulfill our privacy commitment to you we maintain physical, electronic and other safeguards to protect your personal information. We maintain password protected systems, updated anti-virus and anti-spyware software, and encrypted hardware and software firewalls.

Occasionally, Bahl & Gaynor is asked to share a list of representative clients. Only with client consent, Bahl & Gaynor may share the names of clients on such list. Bahl & Gaynor will not disclose contact information, asset size or imply any endorsement for Bahl & Gaynor. Additionally, the Representative Client List also includes the following disclosure: “It is not known whether these representative clients approve or disapprove of Bahl & Gaynor’s investment services. These representative clients were not selected for their performance record or assets under management.”